Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Winslow Managed Volatility Equity Fund,
A series of Nuveen Investment Trust II (the  Trust )
811-08333

On July 15, 2015, under Conformed Submission Form
485APOS, accession number, 0001193125-15-253329,
a copy of the Amended Designation of Series of Shares of Beneficial Interest dated May 13, 2015, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as exhibit 99.A.3 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.